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                                                                    Exhibit 99.1


                                  CERTIFICATION

Each of the undersigned hereby certifies, for the purpose of Section 1350 of Chapter 63 of Title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as an officer of Marsh Supermarkets, Inc. ("Marsh"), that, to his knowledge, the Annual Report for the Marsh Supermarkets, Inc. 401(k) Plan ("Plan") on Form 11-K for the period ended December 31, 2002 ("Report"), fully complies with the requirements of Section 13(a) of the Securities and Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the net assets available for benefits and changes in net assets available for benefits of the Plan. This written statement is being furnished to the Securities and Exchange Commission as an exhibit to the Report. A signed original of this statement has been provided to Marsh and will be retained and furnished to the Securities and Exchange Commission or its staff upon request.

    Date:  June 27, 2003              By:  /s/  Don E. Marsh
                                           -------------------------------------
                                           Don E. Marsh, Chairman of
                                           the Board and Chief Executive Officer


    Date:  June 27, 2003              By:  /s/  Douglas W. Dougherty
                                           -------------------------------------
                                           Douglas W. Dougherty,
                                           Senior Vice President, Chief
                                           Financial Officer and Treasurer